UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800-525 West 8th Avenue
Vancouver, BC, Canada	V5Z 1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market
Series A Warrants	AGRIW	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2024, AgriForce Growing Systems, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) to purchase the assets (the “Assets”) of Radical Clean Solutions Limited (the “Seller”). The Company previously had procured a license for the RCS patented technology in the agricultural industry. The purchase price for the assets is a combination of cash and stock and assumption of liabilities as follows: (i) $200,000 (which was previously given to Seller as a loan, and which was deemed satisfied as of closing (the “Closing”) which took place on August 20, 2024); (ii) five million restricted common shares of the Company; and (iii) assumption of liabilities consisting of $135,000 principal amount of notes issued by Seller and operating liabilities of Seller in an amount equal to $57,000. The Company has agreed to fund up to $100,000 per month for the operations of the RCS business. The Agreement contains customary commercial terms as to representations and warranties, termination events and the like.

In conjunction with the asset purchase, the Company has entered into a two year consulting agreement with Roger Slotkin, the CEO of the Seller. Under the consulting agreement, Mr. Slotkin is to be paid a fee of $15,000 per month. He is also entitled to further payments in cash and/or restricted stock upon the occurrence of certain events: a commission on certain sales of RCS units, and upon completion of certain milestones, Mr. Slotkin will receive 25,000 restricted common shares.

All stock issuances described in this Item 1.01 are in the form of private placement transactions pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 2.01 Completion of Acquisition or Disposition of Assets

The aforementioned asset purchase closed on August 20, 2024.

Item 3.02 Sales of Unregistered Securities

See Item 1.01 above.

Item 9.01 Exhibits

99.1 Form of Asset Purchase Agreement

99.2 Form of Consulting Agreement

104 Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 23, 2024

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Jolie Kahn
Chief Executive Officer